UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

Apollo Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54179	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888,
Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to Item 3.02 of this Current Report on Form 8-K regarding the Securities Purchase Agreement (as defined below). The disclosure contained in Item 3.02 with respect to the Securities Purchase Agreement and the information contained in Exhibit 10.1 attached hereto are hereby incorporated by reference in their entirety into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On February 17, 2015, Apollo Acquisition Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Lianyungang HK New Energy Vehicle System Integration Corporation, a company organized under the laws of the People’s Republic of China (the “Investor”), for gross proceeds equal to an aggregate of $20,000,000 in exchange for the issuance of 20,000,000 ordinary shares of the Company, par value of $0.000128 per share (the “Shares”), at a per share price of $1.00. The closing of the transactions contemplated under the Agreement are expected to occur on or before March 16, 2015.

The Shares will be issued to the Investor, a non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Act”)) in accordance with Rule 506 of Regulation D promulgated under the Act, in that the Company did not engage in any general advertisement or general solicitation in connection with the offering of the Shares, and the Company was available to answer any questions from the Investor. Cash commissions will not be paid in connection with the sale of the Shares.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 3.02 above, which disclosure is incorporated herein by reference.

As a result of such transaction closing, the Investor will be the beneficial owner of approximately 95.24% of the Company’s issued and outstanding ordinary shares.

The Shares constitute “restricted securities” within the meaning of Rule 144 of the Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise disposed of by the Purchaser without restriction under the Securities Act and applicable state securities laws.

Investor has not advised the Company of any plans to appoint new directors to the Company’s Board of Directors or to make any changes to the Company’s management and operations.

The Company was a shell company immediately before the change in control, and remains a shell company following the change in control. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission in (a) the Company’s Registration Statement on Form 10, filed on November 11, 2010, as amended on January 7, 2011, and January 31, 2011; as supplemented and updated by (b) the Company’s Annual Reports on Form 10-K for the fiscal years ended June 30, 2012, June 30, 2013 and June 30, 2014; (c) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed on November 19, 2014; (d) the Company’s Current Report on Form 8-K filed on February 18, 2015 and (d) the information contained in this Report.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of February 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Acquisition Corporation

Date: February 20, 2015

By:

/s/ Jianguo Xu

Jianguo Xu

Chief Executive Officer

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